Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form S-1 of ARK 21Shares Bitcoin ETF of our report dated March 26, 2024 relating to the financial statements, which appears in ARK 21Shares Bitcoin ETF’s Annual Report on Form 10-K for the period ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Cohen & Company, Ltd.

Hunt Valley, Maryland

May 9, 2024